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EXHIBIT 99.1
NEWS RELEASE

COMPLETEL EUROPE N.V.                   INVESTOR CONTACTS :
Kruisweg 609                            Stefan Sater, Manager Investor Relations
2132 NA Hoofddorp                       Tel : +33 1 72 92 20 43
The Netherlands                         e-mail : s.sater@completel.fr
+31 20 666 1701

(ParisBourse: CTL ; NASDAQ: CLTL)
February 27, 2001


   TIM SAMPLES, FORMER HEAD OF MERCURY ONE2ONE AND FIRSTMARK, TO BECOME CHIEF
      EXECUTIVE OFFICER (CEO)

PARIS, February 27, 2001 -- CompleTel Europe N.V. (Nasdaq NM :CLTL; ParisBourse:
CTL), a facilities-based provider of switched local telecommunications and Internet services to business end-users and carriers in Western Europe, today announced the appointment of Tim Samples as Chief Executive Officer, subject to shareholder approval and after a planned transition period ending in late May 2001. Mr. Samples, who has over 20 years experience in telecommunications, was former CEO of Firstmark and prior to that was Managing Director of Mercury One2One.

In a related move, also subject to shareholder approval, William H. Pearson, CompleTel's former CEO, will join the Supervisory Board in late May 2001 and will assume the role of Chairman. James E. Dovey, co-founder and Chairman of CompleTel since its inception in 1998, will step down as Chairman and will remain a member of the Supervisory Board.

"We are very pleased with the hiring of Tim Samples and the promotion of Bill Pearson. This will allow CompleTel to simultaneously execute our plan while growing the opportunities in Europe. Tim Samples has a strong track record of creating shareholder value, growing the market capitalisation of One2One from GBP 2.7 billion to GBP 8.4 billion in less than 3 years. Additionally, his strong experience in operations and sales and marketing will ensure that CompleTel delivers on its business plans. At the same time, Bill Pearson's focus on the substantial Corporate Development opportunities in Europe will allow CompleTel to drive consolidation and open up new markets. When combined with the recent promotion of Jerome de Vitry to COO, we believe that CompleTel has a superior management team", said Chairman Jim Dovey.

From 1997 to 2000, Mr. Samples led the extraordinary growth of Mercury One2One, becoming one of the fastest growing mobile operators in Europe. He grew sales by 400% in 2 years, and market share from 10% to 17%. In 1998, One2One won the best GSM award worldwide, competing with over 180 countries. He also achieved significant economies of scale, reducing support and cash costs by 50%.
Mr. Samples also secured a GBP 1.6 billion non-recourse bank facility, and was awarded the European Finance Project of the Year. As a result of his leadership, Mr. Samples grew One2One from a GBP 2.7 billion valuation company to a GBP 8.4 billion valuation in only 3 years. Mr. Samples joined Firstmark as CEO in 2000, and oversaw its acquisition of licenses and launch programs until he resigned in January of 2001.

Mr. Pearson, one of the 3 founders of CompleTel, served as President since the company's inception up until November 1999, when he became CEO. In the Spring of 2000, he led CompleTel through its successful capital raisings, totalling over Euro 1 billion.

COMPLETEL EUROPE NV (PARISBOURSE: CTL; NASDAQ:CLTL).

CompleTel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France and Germany, with iPcenta IDC services in France, Germany and the UK.

NOTE: THE INFORMATION CONTAINED IN THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE U.S. FEDERAL SECURITIES LAW. SUCH STATEMENTS ARE BASED ON THE CURRENT EXPECTATIONS OF THE MANAGEMENT OF COMPLETEL EUROPE ONLY, AND THE COMPANY'S PERFORMANCE IS SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO, ADVERSE REGULATORY, TECHNOLOGICAL OR COMPETITIVE DEVELOPMENTS, DECLINE IN DEMAND FOR THE COMPANY'S SERVICES OR PRODUCTS, INABILITY TO TIMELY DEVELOP AND INTRODUCE NEW TECHNOLOGIES, PRODUCTS AND SERVICES, PRESSURE ON PRICING RESULTING FROM COMPETITION, UNFORESEEN CONSTRUCTION DELAYS, AND FAILURE TO RECEIVE ON A
TIMELY BASIS NECESSARY PERMITS OR OTHER GOVERNMENTAL APPROVALS, AND FAILURE
TO OBTAIN ANY NECESSARY FINANCING WHICH COULD CAUSE THE ACTUAL RESULTS OR PERFORMANCE OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE DESCRIBED HEREIN.
FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND UNCERTAINTIES AFFECTING THE COMPANY PLEASE REFER TO THE COMPANY'S PROSPECTUSES AND 10-K, 10-Q AND 8-K REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

 PARIS OFFICE: TOUR EGEE, 9-11 ALLEE DE L'ARCHE, 92671 COURBEVOIE CEDEX, FRANCE
                             Tel: +33 1 72 92 20 00
                                www.completel.com